UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 11, 2006
WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 353-1310
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities.
On September 13, 2006, Wolverine Tube, Inc. (the “Company”) issued a press release (attached as Exhibit 99.1) regarding its decision to close two of its manufacturing facilities located in Jackson, Tennessee and Montreal, Quebec and to relocate its U.S. wholesale distribution facility to the Decatur, Alabama plant site. On September 11, 2006, the Company’s Board of Directors, upon the recommendation of management, approved the Company’s closure of these facilities. The Company’s decision was in response to the unsatisfactory financial performance and business outlook for the facilities and the expected continuation of such financial performance.
The Company expects to complete the closure of facilities during the first quarter of 2007. In connection with the closures, the Company currently estimates that it will incur a total of $28.0 million in closure expense consisting of: $9.8 million for employee termination benefits, including curtailment of the Canadian operational and salaried pension plans, $11.5 million for environmental remediation, $1.2 million for termination of contracts, $5.0 million for the costs to carry the facilities from closure to sale, and $0.5 million for other administrative costs. Of these costs $24.1 million represents estimated future cash expenditures. The actual closure costs incurred will not be known until the Company has finalized the details of its closure plan.
Item 2.06 Material Impairments.
In connection with its decision to close the facilities described in Item 2.05 above, the Company will be pursuing a sale of the plants’ assets that are not redeployed for use at its other locations. On September 11, 2006, the Company concluded that an impairment charge for certain assets including accounts receivable, inventory, and the property, plant and equipment of the facilities was required under generally accepted accounting principles. This determination was based upon a comparison of the carrying amount of these assets with preliminary estimates of their fair value. Accordingly, the Company currently estimates that it will record a non-cash pre-tax impairment charge of $29.1 million during the third quarter ending October 1, 2006 to write down the carrying amounts of the assets to be sold to their fair value. The actual impairment charge recorded will not be known until the Company has finalized its determination of the assets to be sold and prepared or obtained updated estimates of the related fair values.
Item 7.01 Regulation FD Disclosure.
On September 13, 2006, the Company issued a press release regarding its decision to close two of its manufacturing facilities located in Jackson, Tennessee and Montreal, Quebec and to relocate its U.S. wholesale distribution facility to the Decatur, Alabama plant site. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated September 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: September 13, 2006

WOLVERINE TUBE, INC.
By:	/s/ James E. Deason
James E. Deason
Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 13, 2006.